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                                                              Exhibit 99(d)(vii)

                        INVESTMENT SUB-ADVISORY AGREEMENT

                                     BETWEEN

                     J. P. MORGAN INVESTMENT MANAGEMENT INC.

                                       AND

                         OBERWEIS ASSET MANAGEMENT, INC.

INVESTMENT SUBADVISORY AGREEMENT, effective as of the ___day of December, 2004, between J.P. Morgan Investment Management Inc. (the "Adviser"), a corporation organized and existing under the laws of the State of Delaware, and OBERWEIS ASSET MANAGEMENT, INC. ("Subadviser"), a corporation organized and existing under the laws of the State of Illinois.

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated as of the 21day of January, 2003 ("Advisory Agreement") with J.P. Morgan Fleming Series Trust, a Massachusetts business trust (the "Trust"), which is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended, ("1940 Act"); and

WHEREAS, the Trust is and will continue to be a series fund having two or more investment portfolios, each with its own assets, investment objectives, policies and restrictions (each a "Fund"); and

WHEREAS, the Subadviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, ("Advisers Act"); and

WHEREAS, the Adviser desires to retain the Subadviser to assist it in the provision of a continuous investment program for that portion of the assets of the Fund listed on Appendix A which the Adviser may from time to time assign to the Subadviser (the "Subadviser Assets") and the Subadviser is willing to furnish such services;

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NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

1. APPOINTMENT. Adviser hereby retains the Subadviser to act as investment adviser for and to manage the Subadviser Assets for the period and on the terms set forth in this Agreement. The Subadviser accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

2.   DUTIES OF THE SUBADVISER

     A. INVESTMENT SUBADVISORY SERVICES. Subject to the supervision of the Trust's Board of Trustees (the "Board") and the Adviser, the Subadviser shall (a) manage the investments of the Subadviser Assets in accordance with the Fund's investment objective, policies, and restrictions as provided in the Trust's Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus"), and in compliance with the requirements applicable to registered investment companies under applicable laws and those requirements applicable to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended ("Code") and such other limitations as the Adviser may institute (so long as Adviser has provided such other limitations to Subadviser in writing prior to their implementation). The Subadviser shall (a) make investment decisions for the Subadviser Assets; (b) place purchase and sale orders for portfolio transactions for the Subadviser Assets; and (c) employ professional portfolio managers and securities analysts to provide research services to the Subadviser Assets. In providing these services, the Sub-Adviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Subadviser Assets.

     B. SUBADVISER UNDERTAKINGS. In all matters relating to the performance of this Agreement,

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     the Subadviser shall act in conformity with the Trust's Articles of
     Incorporation, By-Laws, and Prospectus and with the written instructions and directions of the Board and the Adviser. The Subadviser hereby agrees to:

          (i) regularly report to the Board and the Adviser (in such form and frequency as the Adviser and Subadviser mutually agree) with respect to Subadviser's services hereunder, including compliance of the Subadviser Assets with the Prospectus, the 1940 Act and the Code, and on other topics as may reasonably be requested by the Board or the Adviser, including attendance at Board meetings, as reasonably requested, to present such reports to the Board;

          (ii) comply with valuation procedures formally adopted by Board, including any amendments thereto that has been provided to Subadviser, and consult with the Trust's pricing agent regarding the valuation of securities that are not registered for public sale, not traded on any securities markets, or otherwise may require fair valuation;

          (iii) provide, subject to any obligations or undertakings reasonably necessary to maintain the confidentiality of the Subadviser's proprietary and confidential information, any and all information, records and supporting documentation about the composite of accounts and the funds the Subadviser manages that have investment objectives, policies, and strategies substantially similar to those employed by the Subadviser in managing the Subadviser Assets which may be reasonably necessary, under applicable laws, to allow the Trust or its agent to present historical performance information concerning the Subadviser's similarly managed accounts and funds, for inclusion in the Trust's Prospectus and any other reports and materials prepared by the Trust or its agent, in accordance with regulatory requirements or as requested by applicable federal or state regulatory authorities; provided that Subadviser shall have no responsibility or liability with respect to the Trust's presentation of such

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                information, unless the information it provides in accordance with this provision is inaccurate or incomplete.

     C. EXPENSES. The Subadviser will bear all of its expenses in connection with the performance of its services under this Agreement. All other expenses to be incurred in the operation of the Fund will be borne by the Trust, except to the extent specifically assumed by the Subadviser in writing. The expenses to be borne by the Trust include, without limitation, the following: organizational costs, taxes, interest, brokerage fees and commissions, Trustees' fees, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.

     D. BROKERAGE. The Subadviser will select brokers and dealers to effect all orders for the purchase and sale of Subadviser Assets. In selecting brokers or dealers to execute transactions on behalf of the Subadviser Assets of the Fund, the Subadviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Subadviser will consider factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Subadviser is authorized to consider the brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as

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     amended) provided to the Fund and/or other accounts over which the
     Subadviser exercises investment discretion. Except as permitted by Rule 17a-10 under the 1940 Act, Subadviser will not engage in principal transactions with respect to the Subadviser Assets with any affiliate of the Adviser or of any other subadviser to the Fund, and will engage in agency transactions with respect to the Subadviser Assets with such affiliates only in accordance with all applicable rules and regulations. Subadviser will provide a list of its affiliates to Adviser, as such may be amended from time to time. Adviser will provide to Subadviser a list of affiliated brokers and dealers of the Adviser and of each other subadviser to the Fund at the date of execution of this Agreement, and thereafter as necessary to reflect any changes.

     E. AGGREGATION OF ORDERS. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Subadviser Assets as well as other clients of the Subadviser, the Subadviser may to the extent permitted by applicable laws and regulations, but shall be under no obligation to, aggregate the orders for securities to be purchased or sold. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients over time. The Adviser recognizes that, in some cases, the Subadviser's allocation procedure may limit the size of the position that may be acquired or sold for the Subadviser Assets.

     F. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that all records which it maintains for the Subadviser Assets of the Fund are the property of the Trust and further agrees to surrender promptly to the Trust copies of any of such records upon the Fund's or the Adviser's reasonable request, provided, however, that Subadviser may retain copies of any records to the extent required for it to comply with applicable laws. The Subadviser further agrees to preserve for the periods

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     prescribed by Rule 31a-2 under the 1940 Act the records relating to its activities hereunder required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records relating to its activities hereunder required by Rule 204-2 under the Advisers Act for the period specified in said Rule. Notwithstanding the foregoing, Subadviser has no responsibility for the maintenance of the records of the Fund, except for those related to the Subadviser Assets.

     G. SUBADVISER COMPLIANCE RESPONSIBILITIES. The Subadviser and the Adviser acknowledge that the Subadviser is not the compliance agent for the Fund, and does not have access to all of the Trust's books and records necessary to perform certain compliance testing. However, to the extent that the Subadviser has agreed to perform the services specified in this Agreement, the Subadviser shall perform compliance testing with respect to the Subadviser Assets based upon information in its possession and upon information and written instructions received from the Adviser or the Trust's Administrator and shall not be held in breach of this Agreement so long as it performs in accordance with such information and instructions. Specifically, the Subadviser shall not be responsible for the Fund being in violation of any applicable law or regulation or investment policy or restriction applicable to the Fund as a whole or for the Fund's failure to qualify as a regulated investment company under the Code if the securities and other holdings of the Subadviser Assets would not be in such violation or failing to so qualify if the Subadviser Assets were deemed a separate series of the Trust or a separate regulated investment company under the Code. The Adviser or Trust's Administrator shall promptly provide the Subadviser with copies of the Trust's Declaration of Trust, By-Laws, current Prospectus and any written policies or procedures adopted by the Board applicable to the Subadviser Assets and any amendments or revisions thereto. Subadviser shall supply such reports or other documentation as reasonably requested from time to time by the Adviser to evidence Subadviser's compliance with such Prospectus, policies or procedures.

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     H. PROXY VOTING. The Subadviser shall use its good faith judgment in a manner which it reasonably believes best serves the interests of the Fund's shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in the Subadviser Assets. The Subadviser's obligations in the previous sentence are contingent upon its timely receipt of such proxy solicitation materials, which the Adviser shall cause to be forwarded to Subadviser.. The Subadviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940. The Sub-Adviser further agrees that it will provide the Board as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period or such other period as the Board may designate, in a format that shall comply with the 1940 Act. Upon reasonable request, Subadviser shall provide the Advisor with all proxy voting records relating to the Subadviser Assets, including but not limited to those required by Form NPX. Subadviser will also provide an annual certification, in a form reasonably acceptable to Adviser, attesting to the accuracy and completeness of such proxy voting records.

     I. USE OF NAMES. The Subadviser shall not use the name, logo, insignia, or other identifying mark of the Trust or the Adviser or any of their affiliates or any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Adviser or any of its affiliates in material relating to the Subadviser in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its or the Trust's name and that of their affiliates which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld. The Adviser shall not use the name, logo, insignia, or other identifying mark of the Subadviser or any of its affiliates in any prospectus, sales literature or other material or disclose information related to the business of the Subadviser or any of its affiliates in any manner not approved prior thereto by the Subadviser; provided, however, that the Subadviser shall approve all uses of its name which merely refer in accurate terms to the appointment of the

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     Subadviser hereunder or which are required by the SEC or a state securities commission; and provided, further that in no event shall such approval be unreasonably withheld.

     J. OTHER SUBADVISERS. With respect to the Fund, (i) the Subadviser will not consult with any other subadviser to that Fund (including, in the case of an offering of securities subject to Section 10(f) of the 1940 Act, any subadviser that is a principal underwriter or an affiliated person of a principal underwriter of such offering) concerning transactions for that Fund in securities or other assets, except, in the case of transactions involving securities of persons engaged in securities-related businesses, for purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act; and (ii) the Subadviser will provide advice and otherwise perform services hereunder exclusively with respect to the Subadviser Assets of the Fund.

3. COMPENSATION OF SUBADVISER. The Adviser will pay the Subadviser, with respect to each Fund on Appendix A attached hereto, the compensation specified in Appendix A. Such fees will be computed daily and paid monthly, calculated at an annual rate based on the Subadviser Assets' average daily net assets as determined by the Trust's accounting agent. Compensation for any partial period shall be pro-rated based on the length of the period.

4. STANDARD OF CARE. The Subadviser shall exercise its best judgment in rendering its services described in this Agreement. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from Subadviser's willful misfeasance, bad faith or gross negligence on its part in the performance of its duties hereunder or from reckless disregard by it of its obligations and duties under this Agreement

5.   INDEMNIFICATION.

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     a. The Adviser agrees to indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses) ("Losses"), howsoever arising, from or in connection with this Agreement or the performance by the Sub-Adviser of its duties hereunder; provided however that the Adviser will not indemnify the Subadviser for Losses resulting from the Subadviser's willful misfeasance, bad faith or gross negligence in the performance of its duties or from the Subadviser's reckless disregard of its obligations and duties under this Agreement

     b. The Subadviser agrees to indemnify and hold harmless the Adviser from and against any and all Losses resulting from the Subadviser's willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the Subadviser's obligations and duties under this Agreement; ; provided however that the Subadviser will not indemnify the Adviser for Losses resulting from the Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties or from the Adviser's reckless disregard of its obligations and duties under this Agreement.

6. NON-EXCLUSIVITY. The services of the Subadviser to the Adviser with respect to the Subadviser assets are not to be deemed to be exclusive, and the Subadviser and its affiliates shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Subadviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies. Adviser acknowledges that Subadviser or its affiliates may give advice and take actions in the performance of its duties to clients which differ from the advice, or the timing and nature of actions taken, with respect to other clients' accounts (including the Subadviser assets) or employee accounts which may invest in some of the same securities recommended to advisory clients. In addition, advice provided by the Subadviser may differ from advice given by its affiliates.

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7.   MAINTENANCE OF INSURANCE. During the term of this Agreement and for a period of one year after the termination hereof, Subadviser will maintain comprehensive general liability coverage and will carry a fidelity bond covering it and each of its employees and authorized agents with limits of not less than those considered commercially reasonable and appropriate under current industry practices. Subadviser shall promptly notify Adviser of any termination of said coverage.

8. CONFIDENTIALITY. Each party to this Agreement shall keep confidential any proprietary or nonpublic information concerning the other party and will not use or disclose such information for any purpose other than the performance of its responsibilities and duties hereunder, unless the non-disclosing party has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities. Nonpublic information shall not include information a party to this Agreement can clearly establish was (a) known to the party prior to this Agreement; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to this Agreement;
(c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference or reliance upon the nonpublic information.

9. TERM OF AGREEMENT. This Agreement shall become effective as of the date of its execution and shall continue in effect for a period of two years from the date of execution. Thereafter, this Agreement shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Board or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance also is approved by a majority of the Board who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Adviser, by the Board, by vote of holders of a majority of the Fund's shares or by the Subadviser, and will terminate five business days after the Subadviser receives written notice of the termination of the Advisory Agreement

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between the Trust and the Adviser. This Agreement also will terminate automatically in the event of its assignment (as defined in the 1940 Act).

10. REPRESENTATIONS OF SUBADVISER. The Subadviser represents, warrants, and agrees as follows:

     A. The Subadviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
     (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     B. The Subadviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Adviser and the Trust with a copy of such code of ethics. On at least an annual basis, the Subadviser will comply with the reporting requirements of Rule 17j-1, which may include (i) certifying to the Adviser that the Subadviser and its Access Persons have complied with the Subadviser's Code of Ethics with respect to the Subadviser Assets and
     (ii) identifying any material violations which have occurred with respect to the Subadviser Assets. Upon the reasonable request of the Adviser, the Subadviser shall permit the Adviser, its employees or its agents to examine the reports required to be made by the Subadviser pursuant to Rule 17j-1 and all other records relevant to the Subadviser's code of ethics.

     C. Subadviser has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent

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     violations of federal securities laws by the Subadviser, its employees, officers and agents. Upon reasonable request, Subadviser shall provide the Advisor with access to the records relating to such policies and procedures as they relate to the Subadviser Assets. Subadviser will also provide, at the reasonable request of the Adviser, periodic certifications, in a form reasonably acceptable to Adviser, attesting to such written policies and procedures.

     D. The Subadviser has provided the Adviser and the Trust with a copy of its Form ADV as most recently filed with the SEC and hereafter will furnish a copy of its annual amendment to the Adviser. The Adviser acknowledges receipt of the Subadviser's Form ADV more than 48 hours prior to the execution of this Agreement.

11. PROVISION OF CERTAIN INFORMATION BY SUBADVISER. The Subadviser will promptly notify the Adviser (1) in the event the SEC or other governmental authority has censured the Subadviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration, if any, as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions or (2) upon having a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code. The Subadviser further agrees to notify the Adviser promptly of any material fact known to the Subadviser respecting or relating to the Subadviser that is not contained in the Prospectus, and is required to be stated therein or necessary to make the statements therein not misleading, or of any statement contained therein that becomes untrue in any material respect. As reasonably requested by the Trust on behalf of the Trust's officers and in accordance with the scope of Subadviser's obligations and responsibilities contained in this Agreement, Subadviser will provide reasonable assistance to the Trust in connection with the Trusts's compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder, and Rule 38(a) - 1 of the 1940 Act. Such assistance shall include, but not be limited to, (i) certifying periodically, upon the reasonable request of the Trust, that it is in compliance with all applicable "federal securities laws", as required by Rule 38a-1(e)(1) under the 1940 Act, and Rule 206(4)-7 under the Advisers Act; (ii) facilitating and cooperating with third-party audits arranged

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by the Trust to evaluate the effectiveness of its compliance controls; (iii)
providing the Trust's chief compliance officer with direct access to its compliance personnel; (iv) providing the Trust's chief compliance officer with periodic reports and (v) promptly providing special reports in the event of compliance problems. Further, Subadviser is aware that: (i) the Chief Executive Officer (Principal Executive Officer) and Treasury/Chief Financial Officer (Principal Financial Officer) of the Trust (collectively, "Certifying Officers") are required to certify the Trust's periodic reports on Form N-CSR pursuant to Rule 30a-2 under the Investment Company Act of 1940, as amended; and (ii) the Certifying Officers must rely upon certain matters of fact generated by Subadviser of which they do not have firsthand knowledge. Consequently, subadviser has in place and has observed procedures and controls that are reasonably designed to ensure the adequacy of the services provided to the Trust under this Agreement and the accuracy of the information prepared by it and which is included in the Form N-CSR, and shall provide certifications to the Trust to be relied upon by the Certifying Officers in certifying the Trust's periodic reports on Form N-CSR, in a form satisfactory to the Trust.

12. PROVISION OF CERTAIN INFORMATION BY THE ADVISER. The Adviser will promptly notify the Subadviser (1) in the event that the SEC has censured the Adviser or the Trust; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Adviser's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions and (2) upon having a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code.

13. AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by both parties.

14.  MISCELLANEOUS.

     A. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and

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     with the 1940 Act. To the extent that the applicable laws of the State of
     New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

     B. CHANGE IN CONTROL. The Subadviser will notify the Adviser of any change of control of the Subadviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, in each case prior to or promptly after such change. In addition the Subadviser will notify the Adviser of any changes in the key personnel who are either the portfolio manager(s) of the Subadviser Assets or senior management of the Subadviser as soon as practicable after such change.

     C. CAPTIONS. The Captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     D. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof.

     E. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, releases or orders of the SEC validly issued pursuant to the Act. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell," and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, release or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, release, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, release, or order.

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     F. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to Subadviser or Adviser upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or similar means of delivery that provide evidence of receipt. All notices to Adviser shall be sent to: J.P. Morgan Investment Management Inc, 522 Fifth Avenue, New York, NY 10036, Attention: Wayne H. Chan.


     All notices to Subadviser shall be sent to:
     OBERWEIS ASSET MANAGEMENT, INC.
     ATTENTION: JAMES W. OBERWEIS
     951 ICE CREAM DRIVE, SUITE 200
     NORTH AURORA, IL 60542

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

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


                                       J.P. MORGAN INVESTMENT MANAGEMENT INC.


Attest:                                By:
                                            -------------------------------

                                            -------------------------------
                                            (Title)

-------------------------------             -------------------------------
                                            Date:


                                       OBERWEIS ASSET MANAGEMENT, INC.

Attest:                                By:
                                            -------------------------------
                                            James W. Oberweis

                                            -------------------------------
                                            President
-------------------------------
                                            -------------------------------
                                            Date:

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

                                   APPENDIX A

                                  FEE SCHEDULE

For the services provided by Subadviser to the Subadviser Assets, pursuant to the attached Investment Sub-Advisory Agreement, the Adviser will pay the Subadviser a fee, computed daily and payable monthly, based on the average daily net assets of the Subadvisory Assets at the following annual rates of the average daily net assets of the Subadviser Assets as determined by the Trust's accounting agent:

FUND                                                      RATE
JPMorgan Multi-Manager Small Cap Growth Fund              0.55%

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